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                                                                      EXHIBIT 11

                          MET-COIL SYSTEMS CORPORATION
                   COMPUTATION OF EARNINGS (LOSS) PER COMMON
                          AND COMMON EQUIVALENT SHARE
                     (In Thousands, Except Per Share Data)


                                                                                       YEAR ENDED MAY 31,
                                                                                -------------------------------
                                                                              1995          1994              1993
                                                                           --------       --------          --------
                                                                                          Restated
Weighted average number of shares outstanding and
  common equivalent shares                                                  2,871          2,719             2,688
                                                                          =======        =======           =======

(Loss) before the cumulative effect of a change in
  accounting principle                                                    $(3,062)       $(3,162)          $(3,786)
Cumulative effect of a change in accounting principle                       - - -          - - -              (262)
                                                                          -------        -------           -------
Net (loss)                                                                $(3,062)       $(3,162)          $(4,048)

Preferred stock dividends                                                 $  (141)       $ - - -           $ - - -
                                                                          -------        -------           -------
Loss applicable to common stock                                           $(3,203)       $(3,162)          $(4,048)
                                                                          =======        =======           =======


(Loss) per common share and common equivalent share:
    (Loss) before the cumulative effect of a change in
      accounting principle                                                $ (1.12)       $ (1.16)          $ (1.41)
    Cumulative effect of a change in accounting principle                   - - -          - - -             (0.10)
                                                                          -------        -------           -------
    Net (loss)                                                            $ (1.12)       $ (1.16)          $ (1.51)
                                                                          =======        =======           =======




                                                                                       YEAR ENDED MAY 31,
                                                                                 -------------------------------
                                                                          1995              1994            1993
                                                                         ------            ------         --------
* Computation of weighted average number of common and
    common equivalent shares:
    Common shares outstanding, beginning of the period                    2,821         2,641                2,636
    Weighted average of the common shares issued                             26            54                    3
    Weighted average of the common equivalent shares
      attributable to warrants, computed under the
      treasury stock method (A)                                           - - -         - - -                - - -
    Weighted average of the common equivalent shares
      attributable to stock options granted, computed under
      the treasury stock method (A)                                          24            24                   49
    Weighted average of the common shares purchased
      for the treasury                                                    - - -         - - -                - - -
                                                                         ------        ------               ------
    Weighted average number of common and
      common equivalent shares                                            2,871         2,719                2,688
                                                                         ======        ======               ======


(A) Stock options and warrants that have an antidilutive effect have not been included as common stock equivalents.

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